Complete this form by signing it and either fax or mail the form to the address on the right	Lincoln National Life Insurance Co.
P.O. Box 62120
Baltimore, MD 21264-2120
Fax (703)443-8940
If you have any questions or need assistance with this form, please contact us at Help@mail.annuitynet.com.

[eAnnuity] Application

Contract Owner
1. Full legal name: John J. Doe
Note: maximum age of contract owner is 85	2. Address (street, city, state & zip): 100 Anystreet, Anycity, Anystate 12345
3. Email address:
4. Social Security #: ###-##-####
5. Date of birth: February 17, 1964
6. Sex: Male
Joint Contract Owner (May only be spouse, except in PA)
1. Full legal name:
2. Address (street, city, state & zip):
3. Email address:
4. Social Security #:
5. Date of birth:
6. Sex:

Annuitant(s) (full name): John J. Doe

Beneficiary (full name & relationship): Mary L. Doe, wife

Contract Type: Non-qualified

Allocation  After the free look period, please allocate my initial purchase payment of $100,000 as follows:

This allocation will apply to future purchase payments unless otherwise specified through the Internet Service Center.	100% % % % % % %	[Growth and Income] [Bond] [Money Market] [Managed] [Special Opportunities] [AMT Partners] [Equity Index 500]	% % % % % % %	[Global Asset] [Equity Income] [Aggressive Growth] [Capital Appreciation] [Social Awareness] [AMT Midacp Growth] [World Wide Growth]	% % % % % % %	[Trend] [Decatur Total Return] [Global Bond] [International] [Small Cap Index] [VP International] [Capital Asset]

Replacements

Will the proposed contract replace any existing annuity or life insurance contract (including any Lincoln National Life contracts) which have been or are to be: lapsed, surrendered, or otherwise terminated; converted to paid-up

Form 28978B

insurance; continued as extended term insurance; reissued with any reduction in values; or otherwise reduced in amount of premium or benefit? [ ] YES [x] NO

If YES, complete this section:

Existing company
Address
Policy number	Approximate amount $
Annuitant/Insured on existing policy

Internet Service Center and Telephone Authorization

I hereby consent to receive all documents, including, without limitation, the annuity contract, required in connection with the variable annuity through the Internet Service Center. I hereby authorize and direct Lincoln National Life Insurance Company to accept any instructions received through the Internet Service Center or by telephone from any person who can furnish proper identification. The undersigned agrees that LNL is not liable for any loss arising from following any such instructions.

Initial of Contract Owner:_______________

Automatic Bank Draft

To:	Bank Name	ABA Number
	Bank street address	City State ZIP
	Bank Draft Start Date	Checking Account No.
	Initial Amount	Additional Monthly Amount

I/We hereby request and authorize you to pay and charge to my/our account checks or electronic fund transfer debits processed by and payable to the order of Lincoln Life, P.O. Box 62120, Baltimore, MD 21264-2120, provided there are sufficient collected funds in said account to pay the same upon presentation. It will not be necessary for any officer or employee of Lincoln Life to sign such checks. I/We agree that your rights in respect to each such check shall be the same as if it were a check drawn on you and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until you actually receive such notice I/we agree that you shall be fully protected in honoring any such check or electronic fund transfer debit. In addition to regular bank draft I/We authorize such ad hoc drafts as are requested through the Internet Service Center. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.

Signature(s) EXACTLY as shown on bank records		Signature(s) EXACTLY as shown on bank records

Print full legal name(s)	Date	Print full legal name(s)	Date

Form 28978B	Page 2

Fraud Warning

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Signatures

I acknowledge receipt of a Prospectus. I agree to accept the copy of the application (without original signature) delivered to me with the LNL contract as a binding, valid contract. Documents will be considered delivered when LNL places them in the Contract Owner's personal folder at the Internet Service Center. I understand all payments and values provided by this contract are based on the investment experience of a variable account and so are variable and are not guaranteed to a fixed dollar amount.

Certification: Under penalty of perjury, the contract Owner certifies that the social security or taxpayer ID number is correct as it appears in this application.

City and State Application signed at

Signature of Contract Owner	Date	Signature of Joint Contract Owner	Date

Form 28978B	Page 3